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                   CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
First Mutual Bancorp, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 25, 1996 of our report on the financial statements included in the Form 10-K of First Mutual Bancorp, Inc. for the year ended December 31, 1996.


                                            /s/ Crowe, Chizek, and Company LLP
                                            ----------------------------------
                                                Crowe, Chizek and Company LLP

Oak Brook, Illinois
March 31, 1997